Exhibit 99.906cert

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, Sanjai Bhonsle, Chief Executive Officer & Chairman of the Board of ArrowMark Financial Corp. (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	August 4, 2022	/s/ Sanjai Bhonsle

Sanjai Bhonsle, Chief Executive Officer
& Chairman of the Board
(principal executive officer)

I, Patrick J. Farrell, Chief Financial Officer of ArrowMark Financial Corp. (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	August 4, 2022	/s/ Patrick J. Farrell

Patrick J. Farrell, Chief Financial Officer
(principal financial officer)